PLEASE RETURN THIS BALLOT WITH YOUR

VOTE BEFORE DECEMBER 30, 2022

The accounting firm in Kavilco’s Proxy/ Ballot sent out on October 14, 2022 has backed out of their commitment to be Kavilco’s independent public accountant. Therefore, shareholders must vote again to ratify a new accounting firm. Please reference the Proxy sent to you or contact Kavilco if you have any questions.

Please put a check in the [ ] beside your choice, sign, and mail this postcard back to us before Dec. 30, 2022.

IT IS VERY IMPORTANT THAT YOU VOTE!

Proposal: Ratification of Fortune CPA Inc. as independent public accountants.

THE BOARD RECOMMENDS that you vote FOR ratification.

[ ] FOR [ ] AGAINST [ ] ABSTAIN (quorum only)

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